UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

KYNTRA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KYNB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026, Kyntra Bio, Inc. (the “Company” or “Kyntra Bio”) entered into an amended and restated agreement (“A&R RIFA”) with NQ Project Phoebus, L.P. (“NQ Project Phoebus”), amending the original Revenue Interest Financing Agreement, dated November 4, 2022. The A&R RIFA reduces the maximum aggregate payments under the agreement from $125 million to $65 million, resulting in a material reduction of Kyntra Bio’s payment obligations under the agreement by $60 million and eliminating all future true-up payments.

In exchange, Kyntra Bio paid NQ Project Phoebus a $42.6 million accelerated upfront payment upon signature of the A&R RIFA, bringing total payments made to date to NQ Project Phoebus to $50 million, a full return of NQ Project Phoebus’s invested capital. Kyntra Bio will have $15 million in remaining payment obligations to NQ Project Phoebus. Specifically, Kyntra Bio will pay NQ Project Phoebus 50% of the EVRENZOTM (roxadustat) revenue Kyntra Bio receives from its partner, Astellas Pharma, Inc. (“Astellas”), on a quarterly basis, for sales in Europe and all other Astellas territories excluding Japan. Once this $15 million payment cap is reached, the A&R RIFA will expire with Kyntra Bio retaining all subsequent EVRENZOTM royalties in the Astellas territories.

Kyntra Bio may prepay or repay the remaining cap at any time. The royalties received by Kyntra Bio for sales in Japan are no longer subject to the royalty-based payments, and the intellectual property and other collateral associated with such Japan royalties are released pursuant to the A&R RIFA.

The foregoing description of the A&R RIFA is only a summary of the terms of, and is qualified in its entirety by reference to the full text of the A&R RIFA which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

As previously disclosed, the Company’s subsidiary, FibroGen Europe, voluntarily submitted for bankruptcy to the Finnish bankruptcy court in April 2026. Taken together, the A&R RIFA and the FibroGen Europe bankruptcy have reduced the Company’s future liabilities by approximately $80 million.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding the matters set forth above is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYNTRA BIO, INC.

Date:	August 31, 2026	By:	/s/ John Alden
John Alden General Counsel